UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Botetourt Bankshares, Inc.

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March 31, 2006

Dear Shareholder,

You are cordially invited to attend the 2006 Annual Meeting of Shareholders of Botetourt Bankshares, Inc., the holding company for Bank of Botetourt. The meeting will be held on Wednesday, May 17, 2006, beginning at 2:30 p.m. at Buchanan Theatre, Main Street in Buchanan, Virginia.

The accompanying notice and proxy statement describe the matters to be presented at the meeting. The purpose of the meeting is to consider an amendment to our articles of incorporation dividing the directors into three classes, with one-third of the directors in each class, and each class of directors elected in consecutive years for three year terms. We also will elect directors of the company and transact any other business that may properly come before the meeting.

PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY FORM AS SOON AS POSSIBLE. Whether or not you will be able to attend the Annual Meeting, it is important that your shares be represented and your vote recorded. This proxy may be revoked by you at any time before it is voted at the Annual Meeting.

We appreciate your continuing loyalty and support of Bank of Botetourt and Botetourt Bankshares, Inc.

Sincerely,

H. Watts Steger, III
Chairman & CEO

BOTETOURT BANKSHARES, INC.

19747 Main Street

P.O. Box 339

Buchanan, Virginia 24066-0339

Notice of 2006 Annual Meeting of Shareholders

To be held May 17, 2006

The 2006 Annual Meeting of Shareholders of Botetourt Bankshares, Inc. will be held at Buchanan Theatre on Main Street in Buchanan, Virginia on Wednesday, May 17, 2006, at 2:30 p.m. for the following purposes:

1.	To vote on an amendment to the Company’s Articles of Incorporation, which will divide the board into three classes, with one-third of the directors in each class, and each class of directors elected in consecutive years for three year terms.

2.	To elect the Directors of the Board of the Company to serve until the next annual meeting, as described in the proxy statement accompanying this notice.

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at close of business on March 31, 2006 are entitled to notice of and to vote at the annual meeting or any adjournment.

By Order of the Board of Directors

H. Watts Steger, III
Chairman & Chief Executive Officer

IMPORTANT NOTICE

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY FORM IN THE ACCOMPANYING ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. SHAREHOLDERS ATTENDING THE MEETING MAY REVOKE THEIR PROXIES AND PERSONALLY VOTE ON ALL MATTERS WHICH ARE CONSIDERED AT ANY TIME BEFORE VOTING OCCURS.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

March 31, 2006

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of the enclosed proxy to be used at the 2006 Annual Meeting of Shareholders of Botetourt Bankshares, Inc. to be held at Buchanan Theatre on Main Street in Buchanan, Virginia, on Wednesday, May 17, 2006, at 2:30 p.m., and at any adjournments thereof. The principal executive offices of the Company are located at 19747 Main Street, Buchanan, Virginia 24066. The approximate mailing date of this Proxy Statement and the accompanying proxy is April 4, 2006.

All properly executed proxies delivered pursuant to this solicitation will be voted as instructed, and in the absence of instructions will be voted FOR the election of Directors. Any shareholder who has executed a proxy and attends the Annual Meeting may elect to vote in person rather than by proxy. A shareholder may revoke his or her proxy at any time before it is exercised (i) by filing written notice thereof with the Secretary of Botetourt Bankshares (Secretary, Botetourt Bankshares, Inc., P.O. Box 339, Buchanan, Virginia 24066-0339) (ii) by filing a later valid proxy with the Secretary of Botetourt Bankshares; or (iii) by appearing at the Annual Meeting or any adjournment thereof and giving the Secretary notice of his or her intention to vote in person. However, any such revocation will not affect any vote previously taken. Presence at the Annual Meeting does not of itself revoke such proxy.

OUTSTANDING COMMON STOCK, RECORD DATE, AND SOLICITATION

The Directors of Botetourt Bankshares, Inc. have fixed March 31, 2006, as the record date for shareholders entitled to notice of and to vote at the Annual Meeting and only shareholders of record at the close of business on that date will be entitled to vote. As of March 31, 2006, Botetourt Bankshares, Inc. had 1,240,521 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on all matters presented at the meeting.

A majority of the votes entitled to be cast on matters to be considered at the meeting constitutes a quorum. If a share is represented for any purpose at the meeting, for quorum purposes it is deemed present for all matters considered at the meeting. Abstentions and shares held of record by a broker or its nominee (“Broker Shares”) that are voted on any matter are included in determining the number of votes present or represented at the meeting. Broker Shares that are not voted on any matter at the meeting are not included in determining whether a quorum is present. Votes that are withheld and Broker Shares that are not voted (commonly referred to as “broker non-votes”) are not included in determining the number of votes cast in the election of directors or on other matters.

Solicitations of Proxies

The cost of soliciting proxies will be borne by the Company. We will solicit proxies only by the use of the mail, except that officers and regular employees of the Company and the Bank may make solicitations of proxies by telephone, special letter, or other means. Brokerage houses and other nominees, custodians, and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons, and the Company will reimburse them for their charges and expenses.

Principal Holders of Capital Stock

The following table shows the share ownership as of March 31, 2006, of the shareholders known to the Company to be the beneficial owner of more than 5% of the Company’s common stock.

NAME AND ADDRESS	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)	OWNERSHIP AS A PERCENTAGE OF COMMON STOCK
Norma P. Wells Living Trust Post Office Box 422 Buchanan, VA 24066	58,724	4.73%

The Norma P. Wells Irrevocable Insurance Trust Post Office Box 422 Buchanan, VA 24066	23,132	1.87%

Norma P. Wells Marital Trust Post Office Box 422 Buchanan, VA 24066	5,509	0.44%

Total	87,365	7.04%

(1)	In general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of a security, has the power to dispose of or direct the disposition of the security, or has or has the right to acquire beneficial ownership within 60 days.

Specific holdings of the directors and executive officers and holdings as a group can be found below under “Director Nominees.”

ITEM 1 - PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION OF THE COMPANY TO PROVIDE FOR A CLASSIFIED BOARD OF DIRECTORS

Directors of the Company presently are elected annually by the stockholders to serve until the next annual meeting and until their successors are elected and qualified. Rather than elect the entire Board on an annual basis, a significant number of public companies have classified their Boards to stagger the terms of their directors. In this regard, the Board of Directors has unanimously approved and recommends that the stockholders adopt an amendment (the “Amendment”) to the Company’s Articles of Incorporation to add a new Article V that would classify the Board of Directors into three classes of directors.

The Board of Directors is recommending the adoption of the Amendment in order to further continuity and stability in the leadership and policies of this Company and to discourage certain types of tactics that could involve changes of control that your Board believes are not in the best interests of most stockholders. This Amendment is permitted under the Virginia Stock Corporation Act. This Amendment is not in response to any specific efforts of which we are aware to accumulate shares of Common Stock or to obtain control of the Company.

This Amendment provides for a board of directors of the Company divided into three classes of directors serving staggered three-year terms. If adopted, all board members eventually would serve three year terms instead of one year terms, and the shareholders would vote to elect only one-third of the total board each year. This Amendment would divide the Board into three equal classes, designated Class I, Class II, and Class III. At the Annual Meeting, at which nine directors are to be elected, the first class, consisting of three directors, would be elected for a term expiring at the 2007 Annual Meeting; the second class, consisting of three directors, would be elected for a term expiring at the 2008 Annual Meeting; and the third class, consisting of the remaining three directors, would be elected for a term expiring at the 2009 Annual Meeting (and in each case until their respective successors are duly elected and qualified). Commencing with the reelection of directors to Class I in 2007, each class of directors elected at an annual stockholders’ meeting would be elected to three-year terms. If the number of directors constituting the Board is increased or decreased, the resulting number would be apportioned by the Board of Directors among the three classes so as to make all classes as nearly equal in number as possible. The Company presently has no agreement or plans to increase or decrease the size of the Board.

The Amendment also provides that a director may be removed from office only for cause. If someone wanted to allege cause to remove a director, they would need to call a meeting of the stockholders to vote on that matter. The Company’s Bylaws provide that special meetings of stockholders may be called only by the Board of Directors, the Chairman of the Board, the President, and as otherwise provided in the Virginia Stock Corporation Act, which generally limits the call of Special Meetings to those persons. Information concerning the current nominees for election as directors at the Annual Meeting and the terms for which they will serve if the Amendment is adopted is contained under the caption “Item 2 - The Election of Directors” below. If the Amendment is not adopted, all directors listed below will be elected to serve until the 2007 Annual Meeting and until their successors are elected and qualified.

The Amendment would facilitate director continuity and experience, since a majority of the Company’s directors at any given time will have prior experience as Company directors. While we have not experienced any problems with such continuity in the past, we wish to ensure that this experience will continue. If adopted, the provisions of the Amendment would apply to every election of directors.

We believe that the Amendment will encourage persons who may seek to acquire control of the Company to initiate such an acquisition through negotiations with the Board of Directors. We believe that the Board will be in a better position to protect the interests of all the stockholders. In addition, you, the stockholders of the Company, will have a more meaningful opportunity to evaluate any such action. The Board currently is not aware of any such action or plan to acquire a majority interest in the Company.

Presently, a change in control of the Board can be made by a majority of the stockholders at a single annual meeting. The Amendment would significantly extend the time required to make a significant change in the composition of a majority of the Board and may discourage certain unsolicited takeover bids for the Company, especially a bid that the Board may deem to be unfair or coercive. Since this Amendment also provides that directors may be removed only “for cause,” the likely effect is that someone acquiring a simple majority of the outstanding stock would need at least two annual meetings to change the majority control of the Board. Because of the additional time required to change control of the Board, the Amendment will tend to perpetuate present management and will tend to discourage certain tender offers, which may not be in the best interests of all shareholders. The Amendment also will make it more difficult for the stockholders to change the composition of the Board, even if the stockholders believe such a change would be desirable. The Board of Directors, however, is not aware of any efforts to obtain control of the Company, and this Item 1 is not in response to any such efforts.

Upon adoption of the Amendment by the stockholders, the Board of Directors will amend the Bylaws of the Company to conform to the Articles of Incorporation as amended by the Amendment. The Board of Directors does not currently contemplate recommending the adoption of any further amendments to the Articles of Incorporation or Bylaws or any other action designed to affect the ability of third parties to take over or change control of the Company.

Recommendation

The Board of Directors recommends that you vote “FOR” approval of the amendment to the Company’s Articles of Incorporation providing for a classified Board of Directors. Approval of the amendment requires the affirmative vote of the holders of more than two-thirds of the Company’s outstanding shares of Common Stock. Abstentions and broker non-votes are treated as votes against the proposal.

Text of the Amendment

A new Article V of the Company’s Articles of Incorporation is proposed to be adopted. The new Article V would read in its entirety as follows:

ARTICLE V. DIRECTORS

The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of such number, a minimum of six and a maximum of ten, as shall be set by the Board of Directors serving at that time. The Directors shall be divided into three classes, designated as Class I, Class II, and Class III. Each class shall consist of, as nearly as may be possible, one-third of Directors constituting the entire Board of Directors, with Class I to be elected originally for a term expiring in one year, Class II to be elected originally for a term expiring in two years, and Class III to be elected originally for a term expiring in three years. At each succeeding annual meeting of shareholders beginning in 2007, successors to the class of Directors whose term expires at that annual meeting shall be elected for a three-year terms. If the number of Directors has changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, but in no cases will a decrease in the number of Directors shorten the term of any incumbent Director. A Director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Directors may be removed by shareholders only with cause.

If the office of any Director shall become vacant, the Directors then in office, whether or not a quorum, by majority vote may choose a successor who shall hold office until the next annual meeting of shareholders. In such event, the successor elected by the Directors then in office shall hold office for a term that shall coincide with the remaining term of the class of Directors to which that person has been elected. Vacancies resulting from the increase in the number of Directors shall be filled in the same manner.

ITEM 2 - ELECTION OF DIRECTORS

At the Annual Meeting, subject to the approval of Item 1 above amending our Articles of Incorporation, nine (9) Directors are to be elected, each to hold office for the term specified below or until their respective successors are duly elected and qualified. If Item 1 above is not approved by the shareholders, the nine (9) Directors are to be elected until the next annual meeting of shareholders or until their respective successors are duly elected and qualified.

It is the intention of the persons named in the enclosed proxy to vote for the election of the nine persons named below, all nine of whom currently are Directors. Proxies will be voted for the election as Directors of the nominees listed below (or, if unexpectedly unavailable, for such substitutes as the Board of Directors may designate). The Board of Directors does not anticipate that any nominees will be unavailable for election.

The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors. Unless otherwise specified in the accompanying form of proxy, it is intended that votes will be cast for the election of all of the nominees as directors.

The Board recommends election of the director nominees set forth in this Proxy Statement.

The following information is given in connection with the nominees for election to the Board at the Annual Meeting.

DIRECTOR NOMINEES

Nominees (Age)	Director Since	Principal Occupation And Directorships	Company Stock Ownership and % of Total
CLASS I (Serving until 2007)
D. Bruce Patterson (55)	2001	Rockbridge County Clerk of Circuit Court	2,115	*
F. Lindsey Stinnett (65)	1980	Farmer	17,004	1.37%	(6)
John B. Williamson (51)	2003	Chairman, President & CEO, RGC Resources, Inc., a public reporting energy provider company	2,927	*	(7)

Nominees (Age)	Director Since	Principal Occupation And Directorships	Company Stock Ownership and % of Total
CLASS II (Serving until 2008)
G. Lyn Hayth, III (47)	1990	Secretary of the Company; President of the Bank	6,657	*	(2)
Gerald A. Marshall (67)	1976	Dairy Farmer	15,004	1.21%	(4)
Tommy L. Moore (56)	1982	Botetourt County Clerk of Circuit Court	15,304	1.23%

CLASS III (Serving until 2009)
Edgar K. Baker (61)	2001	President, Contracting Enterprises, Inc., an underground utilities contractor company	9,757	*	(1)
Joyce R. Kessinger (53)	1986	Director of Human Resources, W.W. Boxley, Inc, a construction materials supplier company	10,724	*	(3)
H. Watts Steger, III (58)	1976	Chairman and CEO of the Company and Bank of Botetourt	50,900	4.10%	(5)
Total Directors and Executive Officers			130,392	10.49%

*	Controls less than 1% of the total shares outstanding

(1)	Mr. Baker holds 3,757 shares in his own name; 1,000 shares are held jointly with his wife, and 5,000 shares are held solely by his wife, but are reported in his total beneficial ownership.

(2)	Mr. Hayth holds 2,007 shares in his own name; 3,110 shares are held jointly with his wife, and 240 shares are held by Mr. Hayth as custodian for his children, but are reported in his total beneficial ownership. Mr. Hayth has the right to acquire 1,300 shares within 60 days through the exercise of stock options.

(3)	Mrs. Kessinger holds 9,724 shares in her own name; 1,000 shares are held solely by her husband, but are reported in her total beneficial ownership.

(4)	Mr. Marshall holds 11,754 shares in his own name; 2,250 shares are held jointly with his wife, and 1,000 shares are held solely by his wife, but are reported in his total beneficial ownership.

(5)	Mr. Steger holds 45,400 shares in his own name; 4,000 shares are held solely by his wife, but are reported in his total beneficial ownership. Mr. Steger has the right to acquire 1,500 shares within 60 days through the exercise of stock options.

(6)	Mr. Stinnett holds 12,354 shares in his own name; 3,650 shares are held jointly with his wife, and 1,000 shares are held solely by his wife, but are reported in his total beneficial ownership.

(7)	Mr. Williamson holds 1,173 shares in his own name; 1,754 shares are held jointly with his wife, and are reported in his total beneficial ownership.

The Board of Directors of the Bank consists of these same individuals. We are not aware of any family relationship between any director or person nominated by the Company to become a director, nor are we aware of any involvement in legal proceedings which are material to the ability or integrity of any director or person nominated to become a director.

UNLESS AUTHORITY FOR THE NOMINEES IS WITHHELD, THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD, IF EXECUTED AND RETURNED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES PROPOSED BY THE BOARD OF DIRECTORS. IF ITEM 1 IS APPROVED, THE NOMINEES WILL BE VOTED FOR ELECTION IN THE CLASSES SET FORTH ABOVE. IF ITEM 1 IS NOT APPROVED, THE NOMINEES WILL BE VOTED FOR ELECTION FOR ONE YEAR TERMS OR UNTIL THEIR REPLACEMENTS ARE ELECTED AND QUALIFIED.

The Board of Directors recommends a vote “FOR” the Directors nominated to serve.

The Company filed a late Form 3 on behalf of its CFO, Michelle A. Alexander, on December 28, 2005, providing her initial ownership of Company common stock. Ms. Alexander was appointed Chief Financial Officer of the Company on April 27, 2005. The Company should have filed the Form 3 at that time, but it was not aware that the appointment triggered the filing requirement. Ms. Alexander’s total ownership of Company common stock is not material.

Board Committees and Attendance

During 2005 there were 12 meetings of the Board of Directors of the Company and 12 meetings of the Board of Directors of the Bank. Each director attended at least 75% of all meetings of the boards and committees on which he or she served. The Board of Directors has an Audit Committee which meets monthly, a Loan Committee which meets monthly, an Investment Committee which meets quarterly, a Marketing, CRA and

Compliance Committee which meets semi-annually, and a Salary Committee, a Strategic Planning Committee and a Special Events Committee which meet as needed.

The entire board acts as a Nominating Committee of the Company to consider individuals to nominate directors. The board has not approved a Nominating Committee charter. The board generally considers a nominee’s character, standing in and reflection of the community, financial expertise, and likely integration with the existing board. Any shareholder wishing to nominate a candidate for director may do so by writing a letter to the board, including a written consent to be a director by the candidate, sufficient background information about the candidate, sufficient identification of the nominating shareholder, and a representation by the nominating shareholder that he or she will appear in the Annual Meeting of Shareholders (in person or by proxy) to nominate the proposed candidate. Nominations must be received by the board at the main office of the Company no later than March 1, 2007 in order for that candidate to be considered by the board. Any candidate submitted by a shareholder will be reviewed and considered in the same manner as the other candidates, based on their respective qualifications. Qualifications required may vary depending on the areas of expertise needed at the time, but minimum qualifications include extensive business leadership experience, knowledge of relevant issues, contacts and standing in the communities served, and time available to perform the responsibilities of a director.

Shareholder Communications with the Board

The Company has an informal process for shareholders to communicate with the Board of Directors. If you wish to communicate with the Board or any of its members, you may do so by sending written correspondence to the Board or any member at the main office of the Company, Attention: Board of Directors, P.O. Box 339, Buchanan, Virginia 24066-0339.

Directors’ Compensation

Each of the directors of the Company is also a director of the Bank. Each member of the Board of the Bank receives a retainer of $8,400 per year and a fee ranging from $100-200 per committee meeting attended. Directors may elect to defer all or a portion of said fees in accordance with a deferred compensation plan and stock purchase plan discussed below.

The Company previously approved the Incentive Stock Option plan, the Employee Stock Discount plan, and the Directors Stock Incentive Plan. In addition to cash compensation, non-employee members of the Board of Directors participate in the Directors Stock Incentive Plan. Under this plan, directors can elect to receive up to 50% of his or her fees in company stock For further discussion, see Non-Employee Director Stock Incentive Plan.

Deferred Compensation Plan

Funded deferred compensation plans have been adopted for certain members of the Board and Executive employees. The corresponding assets and liabilities accounts at December 31, 2005 were valued at $82,240 for the Director Plan and $158,447 for the Executive Plan. Under this plan, directors’ fees and executive officer bonuses may be contributed to the plan, at the sole discretion of the director or executive officer. This plan is managed by the Virginia Bankers Association.

Interest of Management in Certain Transactions

As of December 31, 2005 the total maximum extensions of credit (including used and unused lines of credit) to policy-making officers, directors, principal shareholders and their associates amounted to $2,267,229, or 10.43%, of total year-end capital. These loans were made in the ordinary course of the Bank’s business, on the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with others, and do not involve more than the normal risks of collectibility or present any unfavorable features. The Bank expects to have in the future similar banking transactions with officers, directors, principal shareholders and their associates.

Executive Management

H. Watts Steger, III is the President and Chief Executive Officer of Botetourt Bankshares and Chairman and Chief Executive Officer of the Bank. Mr. Steger is a veteran banker with over thirty-five years banking experience with Bank of Botetourt, employed first by the Bank in March 1971. He became Executive Vice President and Chief Executive Officer of the Bank in 1976 and was elected President in 1984. Steger is a 1970 graduate of Hampden-Sydney College. He is also a graduate of the Virginia Bankers School of Bank Management at the University of Virginia and is a graduate of the Graduate School of Banking of the South at Louisiana State University. He currently serves on the faculty of both schools.

G. Lyn Hayth, III is Secretary of the Company and President of the Bank. Mr. Hayth holds a Bachelor of Science degree in Agricultural Economics and a Master of Science degree from Virginia Polytechnic Institute and State University. He is a graduate of the Virginia Bankers School of Bank Management at the University of Virginia and is also a graduate of the Graduate School of Banking of the South at Louisiana State University. He joined Bank of Botetourt in 1986 as a Vice President, following three years with Farm Credit Service. Mr. Hayth was elected to the Board of Directors of the Bank in 1990 and named Executive Vice President in 1995. He was elected President of the Bank in January 2002.

Executive Compensation

The following table sets forth information regarding compensation paid for the three years ended December 31, 2005 to the Company and Bank’s Executive Officers. No other officers of the Company or the Bank received compensation in excess of $100,000. Officers of the Company receive their salary from the Bank.

SUMMARY COMPENSATION TABLE

	Annual Compensation			Other Annual Compensation ($)(1)	Long Term Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus ($)		Securities Underlying Options
H. Watts Steger, III Chairman and CEO of the Company and the Bank	2005 2004 2003	164,459 155,150 145,000	15,515 — —	10,488 9,998 9,099	300 — 500

G. Lyn Hayth, III Secretary of the Company and President of the Bank	2005 2004 2003	119,091 112,350 105,000	11,235 — —	8,274 7,731 6,799	200 — 500

(1)	Includes automobile allowance, profit sharing contribution and 401(K) thrift plan employer contribution. The amounts reported in this column that represent at least 25% of the total amount of Other Annual Compensation and that are thus required to be reported separately under SEC rules are: 401(k) thrift plan: Mr. Steger ($4,736 in 2005, $4,467 in 2004, and $3,903 in 2003), Mr. Hayth ($3,573 in 2005, $3,235 in 2004, and $2,713 in 2003); profit sharing: Mr. Steger ($4,934 in 2005, and $4,655 in 2004), Mr. Hayth ($3,573 in 2005, and $3,371 in 2004).

Stock Options

The Bank adopted the Incentive Stock Option Plan in 1999 to provide incentives to employees in order to promote the identification of their personal interest with the long-term financial success of the Company and with growth in shareholder value. Under the terms of the plan, options are granted at an exercise price set by the Board (no less than 100% of the fair market value of the stock on the date of grant), expire no more than ten years from the date of grant and may not be exercised for six months after the date of grant. That Plan currently authorizes the issuance of up to 10,000 shares of our common stock and, as of March 31, 2006, options to purchase 10,000 shares have been granted, of which 9,100 remain unexercised, and no shares remain available for grants and awards under the Incentive Stock Plan. In addition, we have also granted options to certain executive officers under individual stock option agreements. Mr. Steger was granted options to purchase 300 and Mr. Hayth was granted options to purchase 200 shares during the fiscal year ended December 31, 2005. No options were exercised by either of our executive officers during 2005.

A copy of this plan is incorporated herein by reference to Exhibit 10 of the 2002 Form 10-KSB filed by the Company on March 26, 2003.

	Fiscal Year-End Option Values at December 31, 2005
	Number of Securities Underlying Unexercised Options All Exercisable	Value of Unexercised In-The-Money Options All Exercisable
Name:
H. Watts Steger, III	1,500	$11,900
G. Lyn Hayth, III	1,300	$10,500

Non-Employee Director Stock Incentive Plan

The Non-Employee Director Stock Incentive Plan allows non-employee directors to elect to receive up to 50% of his or her fees in company stock. The Company has reserved 5,000 shares of Common Stock for issuance pursuant to this plan. At December 31, 2005, 4,621 shares had been sold under the provisions of this plan. A copy of this plan is incorporated herein by reference to Exhibit 10 of the 2002 Form 10-KSB filed by the Company on March 26, 2003.

Employee Stock Discount Plan

The Employee Stock Discount Plan is available to all employees who work at least twenty hours per week, more than five months in a calendar year, and who have been employed by the Company for at least one year. An employee may elect to have up to 5% of his or her annual compensation withheld and set aside to purchase shares of the Company’s Common Stock. The cost of the shares purchased by the employees under this plan is 85% of the fair market value of the Common Stock at the date of purchase. Of the 15,000 shares reserved for this plan, all 15,000 shares have been sold under the provisions of this plan at December 31, 2005.

Employment Contracts, Termination and Change-in-Control Agreements

Botetourt Bankshares has entered into change-in-control agreements with Mr. Steger and Mr. Hayth, as well as 6 other senior managers, each with an initial term of 1 year and automatic renewals of that term each year unless either party gives sufficient prior notice. Each agreement entitles each executive to certain benefits in the event his or her employment is terminated within eighteen months of a change in control of Botetourt Bankshares for reasons other than death, retirement, disability, cause, voluntary resignation other than for good reason, or pursuant to notice of termination given prior to the change in control. If either executive is terminated following a change in control, he or she will receive a lump-sum payment equal to one year’s average annual compensation. There are no other executive agreements. A copy of the change of control agreement was provided as an Exhibit 10 to the Company’s filing of the 2002 Form 10-KSB, filed by the Company on March 26, 2003, and is incorporated herein by reference.

Profit Sharing/Thrift Plan

The Bank provides a profit sharing/thrift plan for its employees to which contributions are made at the discretion of the Board. The plan also allows employee contributions of up to 12% of eligible compensation of which the Bank matches 50% of up to the first 6% contributed by the employee. The Bank’s contribution to the plan for 2005 was $124,991.

Defined Benefit Pension Plan

The Bank has a qualified noncontributory, defined benefit pension plan which covers substantially all of its employees. All employees who have reached age 21 with one year of service are eligible. The benefits are primarily based on years of service and average earnings for the participants’ final five years of employment. Participants are fully vested in the plan after five years of service. The plan’s funded status is discussed in Note 11 to the Consolidated Financial Statements.

Certain Relationships and Related Transactions

There are no family relationships among the directors and executive officers of Botetourt Bankshares. Some of the directors and officers of the Company are at present, as in the past, customers of the Company, and the Company has had and expects to have in the future banking transactions in the ordinary course of its business with directors, officers, principal shareholders and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. These transactions do not involve more than the normal risk of collectibility or present other unfavorable features. The aggregate outstanding balance of loans to directors, executive officers and their associates, as a group, at December 31, 2005 totaled $2,267,229, or 10.43% of the Company’s equity capital at that date.

There are no legal proceedings to which any director, officer, principal shareholder or associate is a party that would be material and adverse to the Company.

Compensation Committee Report on Executive Compensation

The Compensation Committee, which is composed of non-employee Directors of the Company and the Bank listed below, recommends to the Board of Directors of the Bank the annual salary levels and any bonuses to be paid to the Bank’s executive officers. The committee also makes recommendations to the Bank and Company Boards regarding the issuance of stock options and other compensation related matters.

Currently, the individuals serving as Chief Executive Officer and Secretary of the Company also serve in the similar capacities for the Bank. These officers are presently compensated for services rendered by them to the Bank, but not for services rendered by them to the Company.

The primary objective of the Bank’s executive compensation program is to attract and retain highly skilled and motivated executive officers who will manage the Bank in a manner that will promote its growth and profitability and advance the interest of the Company’s shareholders. As such, the compensation program is designed to provide levels of compensation which are reflective of both the individual’s and the organization’s performance in achieving the organization’s goals and objectives, both financial and non-financial, and in helping to build value for the Company’s shareholders. Based on its evaluation of these factors, the Compensation Committee believes that the executive officers are dedicated to achieving significant improvements in long-term financial performance and that the compensation plans the committee has implemented and administered have contributed to achieving this management focus.

The principal elements of the Bank’s compensation program include base annual salary, Bonus Plan, and long-term incentives through the grants of stock options under the Incentive Plan (detailed below).

The Bank adopted a Management Incentive Bonus Plan (the “Bonus Plan”) effective January 1, 1999. The Bonus Plan is offered to selected members of management. The bonus is derived from a pool of funds determined by the Bank’s total performance relative to (1) prescribed growth rates of assets and deposits, (2) return on average assets, and (3) absolute level of net income. Attainment, in whole or in part, of these goals dictates the amount set aside in the pool of funds. The Bank Board evaluates and approves the pool amount. Payment of the bonus is based on individual performance and is paid in cash as a percentage of the respective individual’s base salary.

The Company adopted the Incentive Stock Option Plan effective January 1, 1999. This incentive plan makes available up to 10,000 shares of common stock for awards to key employees of the Company and its subsidiaries in the form of stock options, stock appreciation rights, and restricted stock. The purpose of this incentive plan is to promote the success of the Company and its subsidiaries by providing incentives to key employees that will promote the identification of their personal interests with the long term financial success of the Company and with growth in shareholder value. This incentive plan is designed to provide flexibility to the Company in its ability to motivate, attract, and retain the services of key employees the Company relies on for the successful conduct of its operation.

In considering compensation for the Chief Executive Officer and the other executive officers, the Compensation Committee relied on compensation surveys and an evaluation of the officers’ levels of responsibility and performance. In 2005, the committee used the Virginia Bankers Association’s Salary Survey of Virginia Banks to assist in developing its recommendation on compensation for 2006. The committee believes that this is a relevant and appropriate indicator of compensation paid by the Bank’s competitors. The committee received an evaluation by the Chief Executive Officer of the performance of the executive officers (other than the Chief Executive Officer) during 2005. The committee evaluated the performance of the Chief Executive Officer based on the financial performance of the Company and the Bank, achievements in implementing the Bank’s long-term strategy, and the personal observations of the Chief Executive Officer’s performance by the members of the committee.

Based on the salary survey and the performance evaluations, the Compensation Committee generally set base annual salaries for the Chief Executive Officer and the other executive officers in the median range of salaries contained in the various surveys for comparable positions.

The Compensation Committee also reviews each executive officer’s performance and responsibility to assess the payment of short-term incentive compensation. The committee uses the compensation surveys and considers the performance of the Bank relative to its peer group, taking into consideration profit growth, asset growth, return on equity, and return on assets. No particular weight is given to each of these elements.

Compensation Committee

Joyce R. Kessinger, Chairperson

Edgar K. Baker

John B. Williamson, III

Compensation Committee Interlocks and Insider Participation

During 2005 and up to the present time, there were transactions between the Company’s banking subsidiary and certain members of the Compensation Committee or their associates, all consisting of extensions of credit by the Bank in the ordinary course of business. Each transaction was made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with the general public. In the opinion of management, none of the transactions involved more than the normal risk of collectibility or presented other unfavorable features.

No member of the Compensation Committee has served as an officer or employee of the Company or any of its affiliates. No director may serve as a member of the committee if he or she is eligible to participate in the Incentive Stock Option Plan or was at any time within one year prior to his or her appointment to the committee eligible to participate in that incentive plan.

Report of the Audit Committee

The Audit Committee of the Board of Directors of the Company (the “Board”), which consists entirely of directors who meet the independence requirements of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards, has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company’s financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval. A copy of the Charter is attached as an appendix to this proxy statement.

The Audit Committee is responsible for overseeing the Company’s overall financial reporting process. In fulfilling its oversight responsibilities for the financial statements for fiscal year 2005, the Audit Committee:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2005 with management and Larrowe & Company (“Larrowe”), the Company’s independent accountants;

•	Discussed with management and the Company’s internal auditor the adequacy of the system of internal controls;

•	Discussed with Larrowe the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

•	Received written disclosures and the letter from Larrowe regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee discussed with Larrowe its independence.

The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. The committee does not complete its reviews prior to the Company’s public announcements of financial results. Also, in its oversight role, the committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and on the independent auditors, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Larrowe, the committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Audit Committee

John B. Williamson, III, Chairman

Tommy L. Moore

D. Bruce Patterson

All of the members of the Audit Committee are independent of the Company and the Bank. The Board of Directors has determined that Mr. John B. Williamson, III, president of RGC Resources, Inc., a reporting company, qualifies as an “audit committee financial expert” within the meaning of Item 401 of Regulation SB of the Securities Exchange Act. Mr. Williamson is independent of management based on the independence requirements set forth in the NASD’s definition of “independent director”.

Independent Public Accountants

The Company’s Audit Committee has appointed Larrowe & Company, P.L.C. as independent public accountants for the current fiscal year ending December 31, 2005. A representative of Larrowe & Company, P.L.C. will be present at the Annual Meeting and will be given the opportunity to make a statement and respond to appropriate questions from the shareholders.

Principal Accounting Fees

The following table presents the fees for professional audit services rendered by Larrowe & Company, P.L.C. for the audit of the Company’s annual financial statements for the years ended December 31, 2005 and 2004 and fees billed for other services rendered by Larrowe & Company, P.L.C. during those periods. Certain amounts for 2004 have been reclassified to conform to the 2005 presentation.

	Year Ended December 31
	2005	2004
Audit fees [1]	$47,500	39,926
Audit-related fees [2]	5,000	3,153
Tax fees [3]	—	—
All other fees	—	—

[1]	Audit fees consist of audit and review services, consents and review of documents filed with the SEC.

[2]	Audit-related fees consist of assistance and discussion concerning financial accounting and reporting standards and other accounting issues.

[3]	Tax fees consist of preparation of federal and state tax returns, review of quarterly estimated tax payments, and consultation concerning tax compliance issues.

Audit Committee Pre-Approval Policy

Pursuant to the terms of the Company’s Audit Committee Charter, the Audit Committee is responsible for the appointment, compensation and oversight of the work performed by the Company’s independent auditor. The Audit Committee, or a designated member of the Audit Committee, must pre-approve all audit (including audit-related) and non-audit services performed by the independent auditor in order to assure that the provisions of such services does not impair the auditor’s independence. The Audit Committee has delegated interim pre-approval authority to Mr. John B. Williamson, Chairman of the Audit Committee. Any interim pre-approval of permitted non-audit services is required to be reported to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. With respect to each proposed pre-approved service, the independent auditor must provide detailed back-up documentation to the Audit Committee regarding the specific service to be provided pursuant to a given pre-approval of the Audit Committee. Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Company’s Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

Code of Ethics

The Corporation has adopted a Code of Business Conduct and Ethics that apply to its directors, executives and employees. A copy of these codes was provided as Exhibits 99.2, 99.3, and 99.4 in the 2003 Form 10-KSB filed March 25, 2004.

2007 SHAREHOLDER PROPOSALS

If any shareholder intends to present a proposal to be considered for inclusion in the Company’s proxy materials in connection with the 2007 Annual Meeting, the proposal must be in proper form and must be received by the Company’s Secretary, at the Company’s principal office in Buchanan, Virginia, on or before December 15, 2006.

OTHER BUSINESS

The Board of Directors does not know of any matters that may be presented for consideration at the meeting other than those specifically set forth in the Notice of Annual Meeting. However, in the event other proper matters are presented at the meeting, it is the intention of the proxy holders named in the enclosed Proxy to take such action as shall be in accordance with their best judgment with respect to such matters.

Shareholders are urged to specify choices on the enclosed Proxy and to date and return it in the enclosed envelope. Your prompt response and cooperation will be appreciated.

By Order of the Board of Directors

H. Watts Steger, III
Chairman & Chief Executive Officer

Dated: March 31, 2006

APPENDIX

Botetourt Bankshares, Inc. and Bank of Botetourt

Charter of the Audit Committee of the Board of Directors

I. PURPOSE

The primary purpose of the Audit Committee of the Board of Directors of Botetourt Bankshares, Inc. and the Bank of Botetourt is to provide independent and objective oversight of the accounting functions and internal controls of those entities, their subsidiaries and affiliates (as applicable), and to ensure the quality and integrity of their financial statements. The Committee and the Board shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants and the senior internal audit officer of the Company and the Bank. The Committee shall also review and advise the Board with respect to risk management policies and tax policies, and handle other matters that come before it, such as whistle blower complaints.

II. FUNCTIONS

The Audit Committee shall perform the following functions:

1.	Independent Accountants. Recommend to the Board the firm to be employed by the Company and Bank as their independent accountants, which firm ultimately shall be accountable to the Board and the Committee as representatives of shareholders. The independent accountants selected must be “independent” pursuant to Rule 10A-2 of the Securities Exchange Act of 1934 and other applicable regulations and also consistent with the requirements of Regulation S-X. The Committee shall approve the compensation of the independent accountants, and report approved compensation to the board.

2.	Pre-approval of Services. All audit and permitted non-audit services and related fees to be performed by the Company’s independent auditors, subject to the de minimis exception described in Section 202 of the Sarbanes Oxley Act and applicable SEC rules for those non-audit services shall be approved by the Audit Committee prior to the inception of the audit or permitted non-audit services. The Audit Committee shall have the authority to review and approve all such proposals and shall report back to the full Board. The Audit Committee, or a designated member of the Audit Committee, must pre-approve all audit (including audit-related) and non-audit services performed by the independent auditor in order to assure that the provisions of such services does not impair the auditor’s independence. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting. The Audit Committee has delegated interim pre-approval authority to the Chairman of the Audit Committee. The Audit Committee also shall select independent accountants, other than the Company’s auditors, to perform non-audit services when necessary.

3.	Plan of Audit. Consult with the independent accountants regarding the plan of audit. The Committee also shall review with the independent accountants their report on the audit and review with management the independent accountants’ suggested changes or improvements in the Company’s or Bank’s accounting practices or controls.

4.	Accounting Principles and Disclosure. Review significant developments in accounting rules. The Committee shall review with management recommended changes in the Company’s or Bank’s methods of accounting or financial statements. The Committee also shall review with the independent accountants any significant proposed changes in accounting principles and financial statements.

5.	Internal Accounting Controls. Consult with the independent accountants regarding the adequacy of internal accounting controls, management’s assertions relating to internal controls and the independent accountant’s reports with respect thereto. Where appropriate, consultation with the independent accountants regarding internal controls shall be conducted out of management’s presence. In connection with this function, the Committee may require the Company’s or Bank’s counsel to investigate matters relating to the Company’s or Bank’s compliance with banking, financial disclosure and accounting laws.

6.	Financial Disclosure Documents. Review with management and the independent accountants the Company’s and Bank’s annual financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission and (the Company’s or Bank’s primary Federal securities regulator), or sent to stockholders and following the satisfactory completion of each year-end review. The Committee shall recommend to the Board the inclusion of the audited financial statements in the Company’s filing on Form 10-K (or Form 10-KSB). The review shall include discussing any significant problems and material disputes between management and the independent accountants and a discussion with the independent accountants out of management’s presence regarding the quality of the Company’s and Bank’s accounting principles as applied in its financial reporting, the clarity of those financial disclosures and degree of aggressiveness or conservatism of those accounting principles and underlying estimates, and a frank and open discussion of other significant decisions made by management in preparing the financial disclosure. The Committee shall pay special attention to any complex or unusual transactions during the reporting period.

Review and discuss with management and the independent auditor the Company’s quarterly financial statements, including the disclosures made in management’s discussion and analysis of financial condition and results of operations prior to the filing of the Company’s Form 10-Q, the results of the independent auditor’s reviews of the quarterly financial statements and any other matters required to e communicated to the Committee by the independent auditors under Generally Accepted Auditing Standards or federal or state law or regulation.

Review disclosures by the Company’s chief executive officer and chief financial officer in connection with their certifications required by Sarbanes-Oxley Act of 2002 and the rules promulgated hereunder to be contained in the Company’s reports on Form 10-K and 10-Q regarding (i) the effectiveness of the Company’s disclosure controls and procedures; (ii) any significant deficiencies or material weaknesses in the design or operation of the Company’s internal controls; (iii) any change in the Company’s internal control over financial reporting that occurred during the most recent fiscal quarter and has materially affected, or is reasonably likely to materially affect, the Company’s internal controls over financial reporting; and (iv) any fraud involving management of other employees who have a significant role in the Company’s system of internal control.

7.	Internal Control Systems. Review with management, independent accountants, and internal auditors the Company’s and Bank’s internal control systems intended to ensure the reliability of financial reporting and compliance with applicable codes of conduct, laws, and regulations. The review shall include any significant problems and regulatory concerns. The Committee also shall review internal audit plans in significant compliance areas.

8.	Miscellaneous Powers and Responsibilities. The committee shall have the power to access the Company’s legal counsel without the approval of management, as it determines necessary to carry out its duties.

The Committee shall also have the authority without the consent of management or the Board, at the Company’s expense, to the extent it deems necessary or appropriate, to retain special independent legal, accounting or other consultants to advise the Committee in connection with fulfilling its obligations hereunder.

9.	Ethical Environment. Consult with management on the establishment and maintenance of an environment that promotes ethical behavior, including the establishment, communication, and enforcement of codes of conduct to guard against dishonest, unethical, or illegal activities. The Committee shall remain informed by management, external auditor, and internal auditor about fraud, illegal acts, or deficiencies in internal control.

10.	Oversight of Executive Officers and Directors and Conflicts of Interest. Review significant conflicts of interest involving directors or executive officers. The Committee shall review compliance with Company and Bank policies and procedures with respect to officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditor or the independent accountant. The Committee shall review executive officers’ and directors’ loan and deposit relationships and consider the results of any review of these areas by the internal auditor or the independent accountant. The Committee also shall review significant questionable or illegal payments. The Committee may coordinate this review or share findings with the Company’s Compensation Committee.

11.	Oversight of Independent Accountants. Evaluate the independent accountants on an annual basis and where appropriate recommend a replacement for the independent accountants. In such evaluation, the Committee shall ensure that the independent accountants deliver to the Committee a formal written statement delineating all relationships between the accountants and the Company and Bank. The Committee also shall engage in a dialogue with the accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and in response to the independent accountant’s report act, or recommend that the Board acts appropriately to satisfy itself of the independent accountant’s independence. The Committee shall develop procedures to ensure pre-approval of services provided by the independent accountant, where required.

12.	Adequacy of Personnel. Review periodically the adequacy of the Company’s and Bank’s accounting, financial, and auditing personnel resources. The committee performs an annual evaluation of the internal auditor. The Committee shall annually re-evaluate whether the members of the Committee continue to satisfy their applicable, “independence” requirements.

13.	Risk Management. Review and evaluate risk management policies in light of the Company’s and Bank’s business strategy, capital strength, and overall risk tolerance. The Committee also shall evaluate on a periodic basis the Company’s and Bank’s investment and derivatives risk management policies, including the internal system to review operational risks, credit risks, interest rate risks, procedures for derivatives investment and trading, and safeguards to ensure compliance with procedures.

14.	Tax Policies. Review periodically the Company’s and Bank’s tax policies and any pending audits or assessments.

15.	Offerings of Securities. Perform appropriate due diligence on behalf of the Board of Directors with respect to the Company’s or Bank’s offerings of securities.

16.	Processing of Complaints. Develop or review Audit Committee procedures to process complaints from employees or others relating to accounting and audit practices, including whistle blower complaints, and provide confidential treatment of those complaints where appropriate or required by law or regulation.

17.	Charter Amendments. Review this Charter annually, assess its adequacy and propose appropriate amendments to the Board.

The Committee’s function is one of oversight and review, and it is not expected to audit the Company and Bank, to define the scope of the audit, to control the Company and Bank’s accounting practices, or to define the standards to be used in preparation of the Company’s and Bank’s financial statements.

III. COMPOSITION & INDEPENDENCE

One Committee shall serve both the Company and the Bank. The Committee shall consist of not less than three independent members, who shall be members of and be appointed by the Board of Directors of the Company. Members of the Committee shall be financially literate or become financially literate within a reasonable period of time after appointment to the Committee, and at least one member of the committee shall have accounting, related financial management expertise, or other comparable experience or background that result in the individual’s financial sophistication. In addition, the internal audit committee of the board shall make reasonable efforts to retain an individual who qualifies as an “audit committee financial expert” under Item 401(h) of Regulation S-K, and if it cannot do so ensure that fact is reported each year in the proxy filings as required under the Securities and Exchange Act of 1934. No member of the Committee, nor any close family member of a member of the Committee, shall be employed or otherwise affiliated with the Company, the Bank or its independent accountants.

In the event that a Committee member faces a potential or actual conflict of interest with respect to a matter before the Committee, that Committee member shall be responsible for recusing himself or herself from any discussion or vote on the matter and alerting the committee Chairman, and in the case where the Committee chairman faces a potential or actual conflict of interest, either the Committee Chairman or another Committee member shall advise the chairman of the Board of Directors. In the event that the Committee Chairman, or the Chairman of the Board of Directors, concurs that a potential or actual conflict of interest exists, an independent substitute Director shall be appointed as a Committee member until the matter posing the potential or actual conflict of interest, is resolved.

IV. QUORUM AND MEETINGS

A quorum of the committee shall be declared when a majority of the appointed members of the Committee are in attendance, except for receiving the quarterly review report of the independent accountants relating to the interim financial statements included in the Company’s Form 10-Q (or Form 10-QSB). This report may be received on behalf of the Committee by the Committee Chair (as permitted by SEC regulations) and reported to the full Committee at its next scheduled meeting. The Committee will strive to meet in person, but it shall be allowed to meet by conference telephone call in cases when and how it determines that it is appropriate to do so. Meetings will occur as follows:

•	The Audit Committee shall meet prior to the Annual Meeting of Shareholders of Common Stock at a convenient date in the first quarter prior to the release of Form 10-K for the purpose of reviewing Form 10-K and meeting with management to discuss and approve Form 10-K.

•	The Audit Committee shall meet prior to the release of Form 10-Q for the purpose of reviewing Form 10-Q and meeting with management to discuss and approve Form 10-Q.

•	The Audit Committee shall meet at any other convenient date on an as-needed basis.

The Audit Committee may ask members of management or others to attend Audit Committee meetings and provide pertinent information when needed. The Audit Committee shall meet periodically with management, the independent auditors and internal auditors in separate executive sessions.

V. REPORTS

The Committee will report to the Board from time to time with respect to its activities and its recommendations. When presenting any recommendation or advice to the Board, the Committee will provide such background and supporting information as may be necessary for the Board to make an informed decision.

The Committee will keep minutes of its meetings and will make such minutes available to the full Board for its review.

The Committee shall report to shareholders in the Company’s proxy statement for its annual meeting whether the Committee has satisfied its responsibilities under this Charter.

VI. OTHER AUTHORITY

The Committee is authorized to confer with Company or Bank management and other employees to the extent it may deem necessary or appropriate to fulfill its duties. The Committee is authorized to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee also is authorized to seek outside advice and to engage independent consultants, accountants or lawyers to the extent it deems necessary or appropriate, provided it shall keep the Board advised as to the nature and extent of such outside advice or engagement.

The Committee will perform such other functions as are authorized for this Committee by the Board of Directors.

BOTETOURT BANKSHARES, INC.

Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Tommy L. Moore and H. Watts Steger, III, jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent and to vote, as designated below and upon any and all other matters which may properly be brought before such meeting, all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Botetourt Bankshares, Inc. to be held at Buchanan Theatre on Main Street in Buchanan, Virginia on Wednesday, May 17, 2006 at 2:30 p.m., local time, or any adjournments thereof, for the following purposes:

1.	To approve the amendment of Botetourt Bankshares, Inc.’s Articles of Incorporation, adding Article V, which divides the board into three classes, with one-third of the directors in each class, and each class of directors elected in consecutive years for three year terms.

☐ FOR the amendment	☐ Against the amendment

☐ Abstain from voting on the amendment

2.	To elect as directors the nine persons listed as nominees below in their respective classes and terms; however, if Item 1 above is not approved, to elect as directors each of the nine persons listed below to a one year term:

☐ FOR nominees listed below	☐ Withhold authority to vote
(except as written on the line below)	for all nominees listed below

CLASS I Nominees (Serving until 2007)
D. Bruce Patterson	F. Lindsey Stinnett	John B. Williamson, III

CLASS II Nominees (Serving until 2008)
G. Lyn Hayth, III	Gerald A. Marshall	Tommy L. Moore

CLASS III Nominees (Serving until 2009)
Edgar K. Baker	Joyce R. Kessinger	H. Watts Steger, III

(Instruction: To withhold authority to vote for any individual nominee listed above, write that nominee’s name on the space provided below.)

_____________________________________________________________________________________________________

_____________________________________________________________________________________________________

_____________________________________________________________________________________________________

3.	In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting, or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1.

SIGNATURE

SIGNATURE

Date: _______________________

Dear Stockholder,

This past year proved to be the most successful ever for Botetourt Bankshares, Inc. In 2005, net income amounted to $3,210,022, an increase of 33.75% above the prior year’s earnings. Total assets at year-end 2005 amounted to $238,533,735, an increase of 11.81% and total deposits increased by 12.04%, to $215,843,081. Profitability as measured by return on average assets for the year amounted to 1.43% compared to 1.17% in 2004 and return on average equity amounted to 15.60% compared to 12.95% for the same time period. As a result of the Company’s strong financial performance, the quarterly dividend was increased twice during 2005, which reflects a measure of continuing to reward our stockholders for their investment in Botetourt Bankshares, Inc.

The increase in earnings can be attributed to increases in net interest margin, loan volume, non-interest income, and a decrease in the bank’s provision for loan losses. Net interest income increased by 17.79% to $10,218,435. The bank’s net interest margin was complimented by the rising interest rate environment and a more rapid repricing of interest-earning assets than interest-sensitive liabilities. The Federal Open Market Committee raised short-term interest rates eight times during 2005 and the bank’s balance sheet was well positioned in anticipation of these rate increases. Non-interest income increased by 14.54% to $1,511,306. The increase in non-interest income was primarily due to an increase in title insurance commissions and an increase in service charges on deposit accounts.

Loan demand continued to be strong as net loans increased by 8.52% to $183,352,611. Accommodating ongoing loan growth, Bank of Botetourt relocated, in July 2005, the loan administration offices to property adjacent to our Troutville retail office. Finally, the bank’s provision for loan losses decreased in 2005 to $450,000 from $725,000 in 2004. The decrease in the provision is reflective of continued improvement in the asset quality of the loan portfolio. The loan loss reserve as a percentage of total loans amounted to 1.22% of total loans at year-end 2005, compared to 1.25% at year-end 2004. At year-end 2005, 80.18% of the bank’s total loans were secured by real estate.

In early 2006, President George W. Bush signed into law the FDIC Deposit Insurance Reform Act, which made certain changes to the federal deposit insurance program. Deposit insurance coverage increases to $250,000 per depositor on individual retirement accounts and will provide inflationary adjustments to coverage on other accounts beginning in 2010. This is welcomed legislation to both community banks and its depositors.

Our mission, “Taking Care of You”, is a strong statement for community banking. Your management team and board of directors remain committed to that purpose. We value our stockholders, customers and communities. On behalf of our employees, officers and directors, we thank you for your continued support of Botetourt Bankshares, Inc.

Sincerely,

/s/ H. Watts Steger, III
H. Watts Steger, III
Chairman & CEO